February 28, 2000

Board of Directors
Lexon, Inc.
8908 South Yale, Suite 409
Tulsa, Oklahoma 74137-3545

Gentlemen:

         This opinion is being rendered to you in connection with the filing by Lexon, Inc. ("Company") of its Registration Statement on Form S-8 ("Registration Statement"). I have acted as special counsel for the Company in connection with the preparation and filing of the Registration Statement. I consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement and to the references therein to me.

          I have examined Certificate of Incorporation and Bylaws and various related actions of the Board of Directors of the Company along with the consulting agreements that are included in the Form S-8, or copies certified or otherwise identified to my satisfaction of such documents and records of the Company and of such statutes, court decisions, proceedings and other documents as I have considered necessary or appropriate in the circumstances to render the following opinion. I have relied upon the accuracy of factual information provided to me by the Company and upon the accuracy of the representations and undertakings set forth in the Registration Statement. Specifically, among other facts certified to me, the Company has assured me that the fair market value equal for the shares covered by the Registration Statement equal to at least the par value thereof was in fact paid by the listed consultants for bona fide services rendered in the past by the persons named in the Registration Statement not in connection with a capital fund-raising transactions.

         In rendering this opinion, I have assumed:

         (i) That each natural person signing any document reviewed by me had the legal capacity to do so, both at the time of execution and as of the date hereof, and each person signing any document reviewed by me in a representative capacity had authority to sign in such capacity, both at the time of execution and as of the date hereof;

         (ii)     The genuineness of the signatures appearing on all documents;

         (iii)   The authenticity of all documents submitted to me as originals;


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         (iv)     The  conformity  to  authentic   original   documents  of  all
                  documents submitted to me as certified, conformed, or copies; and

         (v) The correctness, completeness and accuracy of all facts set forth in all certificates attached to this opinion.

         Based   upon   the   foregoing   and   subject   to  the   limitations,
qualifications, exceptions, and assumptions set forth herein, I am of the opinion that:

1. The Company has duly authorized the taking of all actions necessary to issue the shares covered by the Registration Statement.

2. The Company has duly authorized the filing of the Registration Statement with all requisite corporate action on its part.

3. The shares covered by the Registration Statement have been duly authorized, were validly issued and are fully paid and non-assessable.

                  I express no opinion with respect to (i) the enforcability of the indemnification provisions set forth in the Company charter, bylaws and individual agreements to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; (ii) the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court; (iii) the validity of the exercise of discretion contrary to applicable laws, rules and regulations; or (iv) any other matter not expressly set forth herein. I am a member of the Bar of the State of Oklahoma. The opinions above are limited to the laws of the United States of America and the laws of the State of Oklahoma.

         This Opinion is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith. I express no opinion as to any matter other than as expressly set forth above, and no opinion not expressly and specifically expressed on any matter may be inferred from this opinion. This opinion is given as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change thereafter set forth herein. This opinion is for your sole use and benefit, and no other person may be furnished a copy of this opinion or may relay on our opinion without my prior written consent.

                                                     Very truly yours,

                                                     /s/ FREDERICK K. SLICKER
                                                     ---------------------------
                                                     Frederick K. Slicker
                                                     Counsel to Lexon, Inc.